ACCOUNTANTS + ADVISORS

www.rrbb.com

ROSENBERG RICH BAKER BERMAN & COMPANY

265 Davidson Avenue, Suite 210 • Somerset, NJ 08873-4120 • PHONE 908-231-1000 • FAX 908-231-6894
111 Dunnell Road, Suite 100 • Maplewood, NJ 07040 • PHONE 973-763-6363 • FAX 973-763-4430

November 1, 2011

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Ventura Assets Limited

Dear Sir or Madam:

We have read the statements in Item 4.01 of the Form 8-K report to be filed by Ventura Assets Limited regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

Rosenberg Rich Baker Berman + Co.
Rosenberg Rich Baker Berman & Company